Exhibit 8.1

Azure Power Global Limited’s group structure as on March 31, 2021

Azure Power Energy Limited (Mauritius)	AZURE POWER GLOBAL LIMITED (Ultimate Holding Company in Mauritius)	Azure Power Solar Energy Private Limited (Mauritius)

AZURE POWER INDIA PVT LTD (Holding Company in India)	AZURE POWER ROOFTOP PVT LTD (Holding Company in India)

Azure Power (Punjab) Private Limited (India)	Azure Power Rooftop (GenCo.) Pvt Ltd. (India)
Azure Power (Rajasthan)Private Limited (India)
Azure Power (Haryana) Private Limited (India)
Azure Solar Private Limited (India)
Azure Sun Energy Private Limited (India)
Azure Urja Private Limited (India)
Azure Surya Private Limited (India)	Azure Power Rooftop One Pvt Ltd. (India)
Azure Power (Karnataka)Private Limited (India)	Azure Power Rooftop Two Pvt Ltd. (India)
Azure Solar Solutions Private Limited (India)	Azure Power Rooftop Three Pvt Ltd. (India)
Azure Power Infrastructure Private Ltd (India)	Azure Power Rooftop Four Pvt Ltd. (India)
Azure Sunlight Private Limited (India)	Azure Power Rooftop Five Pvt Ltd. (India)
Azure Sunrise Private Limited (India)	Azure Power Rooftop Six Pvt Ltd. (India)
Azure Sunshine Private Limited (India)	Azure Power Rooftop Seven Pvt Ltd. (India)
Azure Power (Raj.) Pvt. Ltd. (India)	Azure Power Rooftop Eight Pvt Ltd. (India)
Azure Photovoltaic Pvt. Ltd. (India)	Azure Power Rooftop Nine Pvt Ltd. (India) [under strike off] *
Azure Renewable Energy Pvt. Ltd. (India)	Azure Power Rooftop Ten Pvt Ltd. (India) [under strike off] *
Azure Clean Energy Pvt. Ltd. (India)	Azure Power Rooftop Eleven Pvt Ltd. (India) [under strike off] *
Azure Green Tech Private Limited (India)	Azure Power Rooftop Twelve Pvt Ltd. (India) [under strike off] *
Azure Power Earth Private Limited (India)	Azure Power One Pvt Ltd (India) [under strike off] *
Azure Power Eris Private Limited (India)
Azure Power Mars Private Limited (India)
Azure Power Mercury Private Limited (India)
Azure Power Pluto Private Limited (India)
Azure Power Saturn Private Limited (India)
Azure Power Jupiter Private Limited (India)
Azure Power Makemake Private Limited (India)
Azure Power Uranus Private Limited (India)
Azure Power Venus Private Limited (India)
Azure Power Thirty Three Private Limited (India)
Azure Power Thirty Four Private Limited (India)
Azure Power Thirty Five Private Limited (India)
Azure Power Thirty Six Private Limited (India)
Azure Power Thirty Seven Private Limited (India)
Azure Power Thirty Eight Private Limited (India)
Azure Power Thirty Nine Private Limited (India)
Azure Power Forty Private Limited (India)
Azure Power Forty One Private Limited (India)
Azure Power Forty Two Private Limited (India)
Azure Power Forty Three Private Limited (India)
Azure Power Forty Four Private Limited (India)
Azure Power Forty Five Private Limited (India) [under strike off] *
Azure Power Forty Six Private Limited (India)

Azure Power Forty Seven Private Limited (India) [under strike off] *
Azure Power Forty Eight Private Limited (India) [under strike off] *
Azure Power Forty Nine Private Limited (India) [under strike off] *
Azure Power Fifty Private Limited (India) [under strike off] *
Azure Power Fifty One Private Limited (India)
Azure Power Fifty Two Private Limited (India)
Azure Power Fifty Three Private Limited (India)
Azure Power Fifty Four Private Limited (India)
Azure Power Fifty Five Private Limited (India)
Azure Power Fifty Six Private Limited (India)
Azure Power Fifty Seven Private Limited (India)
Azure Power Fifty Eight Private Limited (India)
Azure Power US INC (USA)
Waaree Power Pvt. Ltd. (India) [Associate Co. of Azure Power India] #
Azure Power Maple Private Limited (India) Azure Power Green Private Limited (India) [under strike off] *

* We have applied to strike off these entities and remove their names from the register of companies maintained by Registrar of Companies (ROC) as no business or operations were carried out by these entities during two fiscal years that were immediately preceding.

# Azure Power India Pvt Ltd. holds 26% of the total paid up share capital of Waaree Power Pvt. Ltd.